UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Form 8-A

Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Metavante Holding Company

(to be renamed Metavante Technologies, Inc.)

(Exact name of registrant as specified in its charter)

Wisconsin	39-0968604
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

770 North Water Street, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered:	Name of Exchange on which each Class is to be Registered:
Common Stock, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates (if applicable): 333-143143

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock, $0.01 par value per share (the “Common Stock”), is set forth under the caption “Description of New Metavante Capital Stock” in the registrant’s prospectus which forms a part of the registrant’s registration statement on Form S-4 (File No. 333-143143) filed with the Securities and Exchange Commission on May 22, 2007, as thereafter amended and declared effective, which is incorporated herein by reference.

Item 2. Exhibits

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange, Inc. and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METAVANTE HOLDING COMPANY

Date: October 16, 2007	By:	/s/ Gregory A. Smith
Gregory A. Smith
President

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